CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

Name of corporation: QCC, Inc.

We the undersigned John C. Greenbank and Janet M. Cinelli or QCC, Inc. do hereby certify:

        That the board of directors of said corporation at a meeting duly convened and held on the seventh day of October 1995 adopted a resolution to amend the articles as follows:

        Article Third is hereby amended to read as follows:

        THIRD: The total number of shares which the corporation is authorized to issue is fifteen thousand (15,000) of a par value of one United States Cent ($.01) per share.

The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation are 10,3000; that the said change and amendment has been consented to and approved by a majority vote of the shareholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

/s/ John C. Greenbank /s/ Janet M. Cinelli

4/9/1996

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

        CSII CORPORATION, a corporation organized under the laws of the State of Nevada, by its President and Secretary does hereby certify:

1.	That the board of directors of said corporation at a meeting duly convened and held on the 21st day of December, 1993, passed a resolution declaring that the following change and amendment in the articles of incorporation is advisable.

RESOLVED that article I of said articles of incorporation be amended to read as follows: “The name of the corporation is QCC, INC.”

2.	That the number of shares of the corporation outstanding and entitled to vote on an amendment to the articles of incorporation is ten thousand (10,000), that the said change and amendment has been consented to and authorized by the written consent of stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

IN WITNESS WHEREOF, the said President has caused this certificate to be signed by its President and its Secretary and its corporate seal to be hereto affixed this 28th day of December 1993

CSII CORPORATION
By: /s/ Albert E. Cinelli Albert E. Cinelli, President
/s/ Albert W. L. Moore, Jr. Albert W. L. Moore, Jr., Secretary

ARTICLES OF INCORPORATION

OF

CSII CORPORATION

FIRST: The name of the corporation is CSII CORPORATION

SECOND: Its registered office in the state of Nevada is located at One East first Street, Reno, Nevada 89501. The name of its resident agent at that address is The Corporation Trust Company of Nevada.

THIRD: The total number of shares which the corporation is authorized to issue is ten thousand (10,000); al of such shares shall be without par value.

FOURTH: The governing board of this corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the bylaws of this corporation.

        The names and addresses of the first board of directors, which shall be three (3) in number, are as follows:

Names	Addresses
Albert E. Cinelli	5101 Laguna Boulevard South Padre Island, TX 78597

John P. Cinelli	10813 116th Terrace Overland Park, KS 66210

John C. Greenbank	12308 East 51st Independence, MO 64055

FIFTH: The names and addresses of each of the incorporators signing the articles of incorporation are as follows:

Names	Addresses

K. B. Lohnes	906 Olive Street St. Louis, MO 63101

K. M. Rheinecker	906 Olive Street St. Louis, MO 63101

K. L. Buss	906 Olive Street St. Louis, MO 63101

SIXTH: A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach fo the director’s duty of loyalty to the corporation or its stockholders (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or (iii) for any transaction from which the director derived any improper personal benefit.

        WE THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Nevada, do make and file these articles of incorporation, hereby declaring a certifying that the facts herein stated are true, and accordingly have hereunto set our hands this 15th day of December 1993.

/s/ K. B. Lohnes K. B. Lohnes, Incorporator /s/ K. M. Rheinecker K. M. Rheinecker, Incorporator /s/ K. L. Buss K. L. Buss, Incorporator